                                                              Exhibit 99.1

                                                                                     NEWS RELEASE

Contact: Ms. Bobbi J. Roberts Vice President, Investor Relations 804.967.7879 Ms. Meagan L. Green Investor Relations Analyst 804.935.5281 InvestorRelations@saxonmtg.com

For Immediate Release

Saxon Capital, Inc. Announces Date of Special Meeting of Shareholders

GLEN ALLEN, VA. (September 11, 2006) - Saxon Capital, Inc. (“Saxon” or the “Company”) (NYSE: SAX), a residential mortgage lending and servicing real estate investment trust (REIT), today announced that the Company will hold a special meeting of its shareholders on Tuesday, October 31, 2006 to consider and vote upon a proposal to approve the merger, on the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of August 8, 2006, by and among the Company, Morgan Stanley Mortgage Capital Inc., and Angle Merger Sub Corporation, of Angle Merger Sub Corporation with and into Saxon, and the other transactions contemplated by the merger agreement, including an amendment to Saxon’s corporate charter as part of the merger. The meeting will be held at 9:00 a.m. Eastern Time at the Hilton Garden Inn Richmond Innsbrook, located at 4050 Cox Road, Glen Allen, Virginia 23060. Saxon also announced that it has designated the close of market on September 18, 2006 as the record date for shareholders entitled to notice of and to vote at the special meeting.  The Company expects to file with the Securities and Exchange Commission and mail to shareholders its definitive proxy statement for the merger shortly after the record date.

About Saxon
Saxon is a residential mortgage lender and servicer that manages a portfolio of mortgage assets. Saxon purchases, securitizes, and services real property secured mortgages and elects to be treated as a real estate investment trust (REIT) for federal tax purposes. The Company is headquartered in Glen Allen, Virginia and has additional primary facilities in Fort Worth, Texas and Foothill Ranch, California.

Saxon’s mortgage loan production subsidiary, Saxon Mortgage, Inc., originates and purchases mortgage loans through indirect and direct lending channels using a network of brokers, correspondents, and its retail lending centers. As of June 30, 2006, Saxon’s servicing subsidiary, Saxon Mortgage Services, Inc., serviced a mortgage loan portfolio of approximately $26.4 billion. For more information, visit www.saxonmortgage.com.

Information Regarding Forward Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements about the expected effects, timing and completion of the proposed transaction and all other statements in this release, other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "would," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern our strategy, plans or intentions. All forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, actual results may differ materially from what is expected. While we believe that our assumptions and expectations are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect actual results. In particular, we may not be able to complete the proposed transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of our shareholders, regulatory approvals or to satisfy other customary closing conditions. The factors described in this paragraph and other factors that may affect our business or future financial results generally are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K for the year ended December 31, 2005, a copy of which may be obtained from us without charge. You should not place undue reliance on our forward-looking statements, which speak only as of the date of this press release. Unless legally required, we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or otherwise.

Additional Information and Where to Find It
The proposed transaction with Morgan Stanley will be submitted to a vote of Saxon’s shareholders, and Saxon will file with the SEC a definitive proxy statement to be used to solicit approval by its shareholders of the proposed transaction, as well as other relevant documents concerning the proposed transaction. Shareholders of Saxon are urged to read the proxy statement regarding the proposed transaction and any other relevant documents filed with the SEC when they become available because these documents will contain important information. A free copy of the proxy statement, as well as other filings containing information about Saxon, may be obtained at the SEC’s Internet site at http://www.sec.gov. Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to Bobbi J. Roberts, Vice President, Investor Relations, 4860 Cox Road, Suite 300 Glen Allen, Virginia 23060, or by phone at (804) 967-7879.

Participants in the Solicitation
Saxon Capital and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Saxon who are asked to vote in connection with the proposed transaction with Morgan Stanley. Information regarding Saxon’s directors and executive officers is available in Saxon’s proxy statement for its 2006 annual meeting of shareholders, which was filed with the SEC on April 20, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC related to the transaction when they become available.